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                                                                    EXHIBIT 5.1


                            GREENBERG TRAURIG, P.A.


                                January 17, 2002


RailAmerica, Inc.
5300 Broken Sound Boulevard, N.W.
Boca Raton, Florida  33487


Ladies and Gentlemen:


         We have acted as counsel for RailAmerica, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 1,659,057 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be disposed of from time to time by the selling stockholders (the "Selling Stockholders") named therein. All of the shares of Common Stock were issued to the Selling Stockholders in connection with the merger of StatesRail, Inc., a Delaware corporation ("StatesRail"), with and into a wholly-owned subsidiary of the Company pursuant to the Merger Agreement, dated as of October 12, 2001, by and among the Company, StatesRail Acquisition Corp., a Delaware corporation, StatesRail, and the stockholders of StatesRail (as amended by the Extension Letter Agreement dated as of November 9, 2001 between the Company and Kauri Inc., a Delaware corporation ("Kauri"), the Second Extension Letter Agreement dated as of November 16, 2001 between the Company and Kauri, and the Administration Agreement dated as of December 11, 2001 among RailAmerica, StatesRail L.L.C., a Delaware limited liability company ("StatesRail LLC"), and Kauri, the "Merger Agreement").

         In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Merger Agreement, the Letter Agreement dated October 12, 2001 among the Company, StatesRail Acquisition Corp., West Texas and Lubbock Railroad Company, Inc., a Texas corporation, StatesRail, StatesRail LLC, the Selling Stockholders, J. Peter Kleifgen, William
P. Nicoletti, James S. Schaffer, Daniel A. Lovelady and Michael A. Haeg, the Registration Rights Agreement between the Company and the Selling Stockholders dated as of January 4, 2002, the Side Letter Agreement between the Company and Kauri dated January 4, 2002, the Company's Certificate of Incorporation (as amended) as filed with the Secretary of State of the State of Delaware, the Company's bylaws, resolutions adopted by the Company's Board of Directors and such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                    Very truly yours,

                                    GREENBERG TRAURIG, P.A.


                                    By: /s/ Fern Silver Watts
                                       ----------------------------------------
                                       Fern Silver Watts